SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 29, 2011

MUNICIPAL PAYMENTS SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada                  0-26701                88-040687
(State or other jurisdiction of (Commission File Number) (I.R.S.
Employer
incorporation) Ident Number)
277 Royal Poinciana Way
#129
Palm Beach, FL 33480
(Address of principal executive offices)

(561) 623-9607
(Registrants telephone number, including area code)

Columbia Bakeries, Inc.
(Former Name, if changed since last report)

319 Clematis Street, Suite 526, West Palm Beach, FL 33401
(Former address, if changed since last report)

ITEM 5.02 Departures of Directors or Certain Officers; Election Of Directors

On January 2, 2008, Dr. Steven Baileys resigned as Chief Executive Officer and Chairman of Municipal Payments Systems, Inc. (the "Company" or "Municipal Payments". On January 2, John R. Bergman resigned from his postion as president and director of the Company and concurrently
Joseph La Torre resigned from his position as Chief Financial Officer and Director. Their was no disagreement with the company on any matter to the companys operations, policies or practices.

On January 2, 2008, the Company re-appointed C. Frank Speight as Chief Executive Officer, President and as a Director of the Company. On January
2, 2008, the Company also appointed Joseph Kump as Corporate Secretary and Director. In addition, the Company relocated the principal offices from 319 Clematis Street, Suite 526, West Palm Beach, FL 33401 to 277 Royal Poinciana Way, #129, Palm Beach, FL 33480.

ITEM 8.01 Other Events
On January 2, 2008, Columbia Bakeries, Inc. affected a name change to Municipal Payments Systems, Inc.

SIGNATURES

Pursuant to the requirments of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned duly authorised.

MUNICIPAL PAYMENTS SYSTEMS, INC.

/s/ C. Frank Speight

C. Frank Speight
Principal Executive Officer
Date: July 29, 2011